As filed with the Securities and Exchange Commission on August 4, 2015

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or 12(g) of

the Securities Exchange Act of 1934

TRIPLEPOINT VENTURE GROWTH BDC CORP.

(Exact name of registrant as specified in its charter)

Maryland	46-3082016
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

2755 Sand Hill Road, Suite 150
Menlo Park, California	94025
(Address of principal executive offices)	(Zip Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-204933

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
6.75% Notes due 2020	The New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of the Registrant’s Securities to be Registered

The description of the 6.75% Notes due 2020 (the “Notes”) of TriplePoint Venture Growth BDC Corp., a Maryland corporation (the “Registrant”), is incorporated herein by reference to the information set forth in (i) the section captioned “Description of Our Debt Securities” in the Registrant’s registration statement on Form N-2 (File No. 333-204933), declared effective by the Securities and Exchange Commission on July 16, 2015, and (ii) the sections captioned “Summary of the Specific Terms of Our Notes and the Offering” and “Description of Our Notes” in the Registrant’s prospectus supplement, dated July 30, 2015, to the Registrant’s prospectus, dated July 8, 2015. The Notes are expected to be listed on The New York Stock Exchange and to trade thereon within 30 days of the original issue date under the trading symbol “TPVZ.”

Item 2. Exhibits

Pursuant to the Instructions as to exhibits for registration statements on Form 8-A, the documents listed below are filed as exhibits to this Registration Statement:

Number	Exhibit

1	Indenture, dated July 31, 2015.

2	First Supplemental Indenture, dated August 4, 2015, relating to the 6.75% Notes due 2020, between TriplePoint Venture Growth BDC Corp. and U.S. National Bank Association, as trustee.

3	Form of 6.75% Notes due 2020 (incorporated by reference to Exhibit 2 hereto, and Exhibit A therein).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: August 4, 2015

TRIPLEPOINT VENTURE GROWTH BDC CORP.
By:	/s/ James P. Labe
Name:	James P. Labe
Title:	Chief Executive Officer and Chairman of the Board